Exhibit 99.1

FOR IMMEDIATE RELEASE

Chiesi Farmaceutici and Cornerstone Therapeutics Announce Agreement For a Merger Transaction in which Chiesi will Acquire 100 Percent Ownership of Cornerstone for $9.50 Per Share in Cash

Parma, Italy and Cary, North Carolina — September 16, 2013 — Chiesi Farmaceutici S.p.A. (“Chiesi”), a leading European pharmaceutical company, and Cornerstone Therapeutics Inc. (NASDAQ: CRTX) (“Cornerstone”), a specialty pharmaceutical company focused on commercializing products for the U.S. hospital and adjacent specialty markets, today announced that the special committee of the Cornerstone Board of Directors, as well as the boards of directors of both companies, have approved a definitive merger agreement under which Chiesi will acquire all of the outstanding common shares of Cornerstone for $9.50 per share in cash. Chiesi currently owns 58% of Cornerstone’s outstanding common shares.

The transaction represents a premium of approximately 78% over Cornerstone’s closing price of $5.35 on February 15, 2013, the last trading day prior to Chiesi’s initial written proposal, and a premium of approximately 42% to the high end of the range of Chiesi’s initial proposal.

The transaction advances Chiesi’s initiative to build a larger global presence and represents a significant step towards strengthening its presence in the United States. The acquisition creates a foundation for new projects in special care and respiratory disorders and will provide a sales channel on all products Chiesi intends to commercialize in the U.S. Through this transaction, Chiesi will become a bigger player in special care in the U.S., the world’s largest market for this type of care (approximately 50% of projects in orphan drugs originate in the U.S.). Chiesi has a strong product pipeline, including highly promising molecules for the treatment of respiratory and rare diseases, and will continue to develop its pipeline as it consolidates its presence in the U.S.

The transaction positions Cornerstone for long-term growth and development as a private company and affords a level of financial flexibility required to enhance Cornerstone’s product pipeline, strengthen its marketing network and allow it to capitalize on additional opportunities to acquire high-quality respiratory products.

“We are excited to announce this transaction, which offers immediate and significant cash value to Cornerstone stockholders, and creates enhanced flexibility for Cornerstone to grow and prosper in the global marketplace,” said Ugo Di Francesco, Chief Executive Officer of Chiesi. “With the support of Chiesi, Cornerstone will help fulfill its mission to develop and commercialize innovative pharmaceutical solutions to improve the quality of human life. We will continue to promote Cornerstone’s market leading respiratory products, as we establish a strong footprint in the special care market. We look forward to working closely with the Cornerstone management team and to welcoming its talented employees to the Chiesi family.”

“Together with Chiesi, we have made significant progress in transforming Cornerstone into a market leader in our core therapeutic area of hospital and related specialty products and expect enhanced development opportunities through this exciting transaction,” said Craig Collard, CEO and Chairman of Cornerstone. “We are pleased to be able to provide employees with additional opportunities and customers with added benefits as part of a global company. Cornerstone has a solid foundation and we believe this is a natural step forward to achieve long-term success.”

Mr. Collard, who beneficially owns approximately 6% of Cornerstone’s outstanding shares, has entered into a voting agreement pursuant to which he has agreed to vote all of his shares in favor of the transaction.

The transaction is expected to be completed in the first quarter of 2014, subject to the satisfaction of certain conditions, including the approval of a majority of Cornerstone’s stockholders other than Chiesi and other than Cornerstone’s officers and directors, and subject to other customary closing conditions. The companies believe that the transaction is not subject to clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. These and other considerations will be set forth in greater detail in the merger agreement filed as an exhibit on the Form 8-K that Cornerstone will file with the U.S. Securities and Exchange Commission.

Jefferies International Limited is serving as financial advisor and Morgan, Lewis & Bockius LLP is serving as legal advisor to Chiesi. Lazard is serving as financial advisor and Clifford Chance is serving as legal advisor to Cornerstone.

Additional Information and Where to Find It

Cornerstone intends to file a Proxy Statement with the Securities and Exchange Commission (the “SEC”), and Cornerstone and Chiesi intend to file a Schedule 13E-3 and other relevant materials with the SEC. A definitive proxy statement will be sent to holders of Cornerstone’s common stock seeking their approval of the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AS WELL AS THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY CORNERSTONE OR CHIESI WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CORNERSTONE AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing Cornerstone’s website (http://www.crtx.com). Investors may also read and copy any reports, statements and other information filed by Cornerstone with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation

The directors, executive officers and other members of management and employees of Cornerstone may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed Merger. Information regarding Cornerstone’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC by Cornerstone on March 14, 2013, as amended by a Form 10-K/A filed with the SEC on April 11, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

About Chiesi Farmaceutici S.p.A

Founded in 1935 in Parma, Italy, Chiesi Farmaceutici currently has 25 affiliates worldwide and markets its therapeutics in over 60 countries. Chiesi’s manufacturing plants in Parma, Blois (France) and Santana de Parnaiba (Brazil), and R&D centers in Parma, Paris, Rockville (USA) and Chippenham (UK) integrate their efforts to advance the Group’s pre-clinical, clinical and registration programs. At the end of 2012, the Chiesi Group’s total staff stood at over 3,800 people, more than 350 of whom are dedicated to R&D. The main areas of activity are in respiratory therapeutics and specialist medicine areas.

About Cornerstone Therapeutics Inc.

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets. Key elements of Cornerstone’s strategy are to focus its commercial and development efforts in the hospital and adjacent specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed or registration-stage products and late-stage development products that fit within Cornerstone’s focus areas; and generate revenues by marketing approved generic products through Cornerstone’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Contacts:

For Chiesi Farmaceutici S.p.A:

Massimo Zaninelli

+39 (0521) 279084

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Nick Lamplough / Erin Kurtz

+1 (212) 355-4449

For Cornerstone Therapeutics Inc.:

Investor Relations

+1(888) 466-6505, Option #5

investor.relations@crtx.com